As filed with the Securities and Exchange Commission on January 4, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNILIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-1049354
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of principal executive offices)	(Zip Code)

UNILIFE CORPORATION 2009 STOCK INCENTIVE PLAN

(Full title of plans)

(Name, address and telephone number of agent for service)	(Copy to:)
J. Christopher Naftzger	Marjorie Sybul Adams, Esq.
Unilife Corporation	DLA Piper LLP (US)
250 Cross Farm Lane	1251 Avenue of the Americas
York, Pennsylvania 17406	New York, New York 10020
Tel: (717) 384-3400	Tel: (212) 335-4517
Fax: (717) 384-3402	Fax: (212) 884-8517

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share	4,998,666	$3.22	$16,095,705	$1,845

(1)

An aggregate of 10,998,321 shares of Common Stock may be offered or issued pursuant to the 2009 Stock Incentive Plan (the “Plan”), of which 6,000,000 shares were previously registered on Form S-8 (File No. 333-164964) and 4,998,666 shares are registered on this Registration Statement. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares of the Common Stock, as reported on the Nasdaq Global Market on January 3, 2012.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by Unilife Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-164964) is hereby incorporated by reference.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed on November 12, 2009).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 17, 2010).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of KPMG LLP

23.2	Consent of BDO Audit (WA) Pty Ltd.

23.3	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney.

99.1	Unilife Corporation 2009 Stock Incentive Plan, as amended December 1, 2011 (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on October 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in York, Pennsylvania on January 4, 2012.

UNILIFE CORPORATION

By:	/s/ Alan D. Shortall
Name: Alan D. Shortall
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Alan D. Shortall Alan D. Shortall	Director and Chief Executive Officer (principal executive officer)	January 4, 2012

/s/ R. Richard Wieland II R. Richard Wieland II	Chief Financial Officer and Executive Vice President (principal financial officer)	January 4, 2012

/s/ Dennis P. Pyers Dennis P. Pyers	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	January 4, 2012

All of the members of the Board of Directors:

Slavko James Joseph Bosnjak, John Lund, William Galle, Jeff Carter, Mary Katherine Wold, Marc S. Firestone, Alan D. Shortall.

/s/ Alan D. Shortall Alan D. Shortall	Director and Chief Executive Officer and as Attorney-in-Fact	January 4, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed on November 12, 2009).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 17, 2010).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of KPMG LLP

23.2	Consent of BDO Audit (WA) Pty Ltd.

23.3	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney.

99.1	Unilife Corporation 2009 Stock Incentive Plan, as amended December 1, 2011 (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on October 14, 2011.

4